    As filed with the Securities and Exchange Commission on March 22,1996

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------


                                    FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report(Date of earliest event reported): February 5, 1996


                         DUKE REALTY LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


       Indiana                       0-20625                      35-1898425
   (State or other                 (Commission                 (I.R.S. Employer
   jurisdiction of                 File Number)              Identification No.)
   incorporation)


                        8888 Keystone Crossing, Suite 1200
                             Indianapolis, Indiana                 46240
                    (Address of principal executive offices)     (Zip Code)



     Registrant's telephone number, including area code:      (317) 574-3531


                                 NOT APPLICABLE
            (Former name or former address changed since last report)


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ITEM 5. OTHER EVENTS

        On February 5, 1996, Duke Realty Limited Partnership (the "Partnership") and subsidiaries completed the acquisition of eight suburban office buildingse totaling 782,000 gross square feet in Cleveland, Ohio which will be recorded at the purchase price of $76 million. The buildings are 99% leased in the aggregate and are primarily located in a prime submarket on Cleveland's southside that has vacancy rates which are less than 5%. The acquisition included the purchase of the operations of an established Cleveland property management and development company that allowed the Partnership to immediately have a presence in the market. This acquisiton positions the Partnership to immediately pursue additional industrial and suburban office development and acquisition opportunities in Cleveland.



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DUKE REALTY LIMITED PARTNERSHIP
                                   ---------------------------------
                                   By: Duke Realty Investments, Inc.
                                          General Partner

Date:     March 22, 1996           By: /s/ Dennis D. Oklak
                                   ---------------------------------
                                       Dennis D. Oklak
                                       Vice President and Treasurer